SCHEDULE 14C
(RULE 14C-101)
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))
ALLIED SECURITY INNOVATIONS, INC.
(Name of Registrant As Specified In Its Charter)

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Allied Security Innovations, Inc.

1709 Route 34 South
Farmingdale, New Jersey 07727
(732) 751-1115

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Farmingdale, New Jersey
May 28, 2009

This information statement was mailed out on or about May 28, 2009 to the stockholders of record on May 11, 2009 (the “Record Date”) of Allied Security Innovations, Inc., a Delaware corporation (the “Company”), in connection with certain actions to be taken pursuant to the written consent by stockholders of the Company holding a majority of the voting power of the outstanding shares of stock of the Company.  The actions to be taken pursuant to the written consent shall be taken on or about June 17, 2009, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,
/s/ Anthony Shupin
Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS.

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of stockholders holding a majority of the voting power of the outstanding shares of stock of the Company dated May 11, 2009, in lieu of a special meeting of the stockholders. Such action will be taken on or about June 17, 2009:

To amend the Company’s Articles of Incorporation to effect a reverse stock split of all of the outstanding shares of Common Stock of the Company at a ratio of 1 for 1,000 (the “Reverse Split”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of May 11, 2009, the Company's authorized capitalization consisted of 9,999,000,000 shares of Common Stock, of which 3,261,653,393 shares were issued and outstanding and 1,000,000shares of Preferred Stock, of which 20,000 shares are designated as Series A Preferred Stock, none of which are outstanding, and 20,000 shares are designated as Series B Preferred Stock, and are issued and outstanding.  Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.  Each share of Series B Preferred Stock is convertible into 200,000 shares of common stock and may be voted together with the common stock on an as converted basis.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.  However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of May 11, 2009 have voted in favor of the foregoing proposals by resolution dated May 11, 2009; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with the corporate action described in this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.  The Company anticipates that the actions contemplated herein will be effected on or about the close of business on June 17, 2009.

This Information Statement will serve as written notice to stockholders pursuant to Section 228 of the Delaware General Corporation Law.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's stockholders as of the close of business on May 11, 2009 (the “Record Date”) of certain corporate actions expected to be taken pursuant to the consents or authorizations of stockholders representing a majority of the voting rights of the Company’s outstanding stock.

Stockholders holding a majority of the voting power of the Company's outstanding stock voted in favor of the corporate matters outlined in this Information Statement, which action is expected to take place on or around June 17, 2009, consisting of the approval to file an amendment of the Company’s Articles of Incorporation for the purpose of effecting a reverse stock split of all of the outstanding shares of Common Stock of the Company (the “Proposal”).

Who is Entitled to Notice?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Stockholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the voting power of the Company's outstanding shares of Stock voted in favor of the Proposals.

What Constitutes the Voting Shares of the Company?

The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the outstanding stock, each of whom is entitled to one vote per share. As of the Record Date, 3,261,653,393 shares of Common Stock and 20,000 shares of Series B Preferred Stock were issued and outstanding.  Each share of Series B Preferred Stock is convertible into 200,000 shares of common stock and is entitled to vote with the common stock on an as converted basis.

What Corporate Matters Will the Stockholders Vote For, and How Will They Vote?

Stockholders holding a majority of the voting power of our outstanding stock have voted in favor of the following Proposal:

RESOLVED, that the adoption by Corporation’s Board of Directors of a resolution authorizing the filing with the Delaware Secretary of State of an amendment to the Corporation’s certificate of incorporation effectuating a one for one thousand (1 for 1,000) reverse split of its issued and outstanding shares of common stock (the “Reverse Split”) is hereby ratified and approved;

What Vote is Required to Approve the Proposal?

The affirmative vote of a majority of the voting power of the shares of our stock outstanding on the Record Date is required for approval of the Proposal. A majority of the voting power of the outstanding shares of stock voted in favor of the Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists stock ownership of our common stock as of May 11, 2009.  The information includes beneficial ownership by (i) holders of more than 5% of our common stock, (ii) each of our current directors and executive officers and (iii) all of our directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the Commission. Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

Percentage of beneficial ownership is based upon 3,261,653,393 shares of common stock outstanding at May 11, 2009, together with securities exercisable or convertible into shares of common stock within 60 days of May 11, 2009 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of May 11, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

		Beneficial Ownership
Name and Address		of Common Stock
of Beneficial Owner	Title	No. of Shares		Percent of Class
Anthony R. Shupin	Chairman, CEO and	2,015,000,000	(1)*	38.3%
1709 Route 34 Suite 2	President
Farmingdale, NJ 07727

Michael Pellegrino	Senior Vice President,	2,015,000,000	(1)*	38.3%
1709 Route 34 Suite 2	Chief Financial Officer
Farmingdale, NJ 07727	& Director

Robert Gowell	Director	96,300		*
1709 Route 34 Suite 2
Farmingdale, NJ 07727

Vincent Moreno	Director	0		*
1709 Route 34 Suite 2
Farmingdale, NJ 07727

All Officers & Directors
As a Group		4,030,096,300		55.5%

●	less than 1%

(1) Includes 2,000,000,000 shares of common stock issuable upon  conversion of 10,000 shares of Series B Preferred Stock. The terms of the Series B Preferred Stock permit the holder thereof to vote on all matters voted on by holders of the common stock on an as converted basis

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO EFFECT A
ONE FOR ONE THOUSAND REVERSE STOCK SPLIT

On May 8, 2009, our Board of Directors unanimously approved and on May 11, 2009, the stockholders holding a majority of the voting power ratified the Reverse Stock Split pursuant to which each one thousand currently outstanding shares of Common Stock (the "Old Shares") would be automatically  converted into one share of Common Stock (the "New Shares"). The reason for the Reverse Stock Split is to increase the per share stock price in order to attract attention to our company in the investment community.

On May 11, 2009, we had issued and outstanding 3,261,653,393 shares of common stock and 10,000 shares of Series B Preferred Stock.  The Preferred Stock votes on a 200,000 for one basis.  On May 11, 2009, the closing price of our stock was $0.0001.  At that level, changes in the price of our stock as a result of trading activity barely register which discourages investors from trading the stock thereby depressing the trading volume.  We believe that if we are successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions.  If we are successful in generating interest among such entities, it is anticipated that our common stock will have greater liquidity and a stronger investor base.  No assurance can be given, however, that the market price of the New Shares will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split.  The New Shares issued pursuant to the Reverse Stock Split will be fully paid and non-assessable.  All New Shares will have the same par value, voting rights and other rights as Old Shares.  Our stockholders do not have preemptive rights to acquire additional shares of common stock, which may be issued.

The one for one thousand Reverse Stock Split is being effectuated by reducing the number of issued and outstanding shares at the ratio of 1,000 to 1.  Accordingly, as a result of the Reverse Stock Split, we will have approximately 3,261,654 shares of common stock issued and outstanding.  The actual number may be different as a result of rounding.  As a result, we will have approximately 9,999,000,000 authorized but unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that we will be successful in making any such acquisitions or obtaining any such financings. Currently, we have no plans for the issuance of the shares of common stock for acquisitions or financings. In addition, the Reverse Stock Split has potentially dilutive effects on each of the stockholders.  Each of the stockholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

The Reverse Stock Split will not alter any stockholder's  percentage interest in the Company's equity,  except to the extent that the Reverse Stock Split results in any of the  Company's  stockholders owning a fractional share.  In lieu of issuing fractional shares, the Company will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Split an additional full share of its common stock.  The principal effects of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 3,261,653,393 to approximately 3,261,654.

In addition, commencing with the effective date of the Reverse Stock Split, all outstanding options and warrants entitling the holders thereof to purchase shares of the Company's common stock will entitle such holders to receive, upon exercise of their options or warrants, 1/1,000of the number of shares of the Company's common stock which such holders may purchase upon exercise of their options or warrants.  In addition, commencing on the effective date of the Reverse Stock Split, the exercise price of all outstanding options and warrants will be increased by a multiple of one thousand.  The number of shares issuable upon conversion of the Series B Preferred Stock will not be affected by the Reverse Stock Split.

The Company believes that the Federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

(i)	Except as explained in (v) below, no income gain or loss will be recognized by a stockholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.
(ii)	Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefore.

(iii)	Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.
(iv)	The conversion of the Old Shares into the new shares will produce no taxable income or gain or loss to the Company.
(v)
The Federal income tax treatment of the receipt of the additional fractional interest by a stockholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFERENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE STOCKHOLDERS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT. THIS  SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE  PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE STOCKHOLDER MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH STOCKHOLDER TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each stockholder receiving this Information Statement a copy of the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended March 31, 2009, including the financial statements and financial statement schedule information included therein, as filed with the SEC.  Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

EXHIBIT INDEX

Exhibit A	Certificate of Amendment to the Articles of Incorporation

By order of the Board of Directors

May 28, 2009

/s/ Anthony Shupin

Anthony Shupin
Chief Executive Officer